Exhibit 10.3

Execution Version

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (the “Agreement”) is made as of August 10, 2016, by and between TapImmune Inc., a Nevada corporation (the “Company”), and each of the warrant holders (each, including its successors and assigns, a “Holder” and collectively, the “Holders”), identified on the signature pages hereto, of certain Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants to purchase common stock, par value $0.001 per share (the “Common Stock”), of the Company, originally issued by the Company on January 12, 2015.

RECITALS

WHEREAS, the Company, each of the Holders and certain other holders are parties to that certain Securities Purchase Agreement, dated as of January 12, 2015 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Holders purchased from the Company certain Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants and Series E Warrants (collectively with Eastern Capital Limited, the “Other Holders”);

WHEREAS, the Company’s outstanding Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants (collectively, the “Warrants”) contain certain provisions relating to anti-dilution and other provisions that create accounting treatment of the Warrants as a derivative liability on the balance sheets of the Company;

WHEREAS, Section 9 of each of the Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants, respectively, requires the written consent of the Holder to amend the terms thereof;

WHEREAS, the Company and each of the Holders wish to enter into this Agreement, pursuant to which, among other things, (i) the Holders agree to amend the Warrants and remove such provisions so that the Warrants will be classified as equity instruments on the balance sheets of the Company and (ii) the Company shall issue to the Holders additional shares of Common Stock and warrants to purchase Common Stock as set forth next to the Holder’s name on Schedule I attached hereto.

AGREEMENT

NOW, THEREFORE, IT IS RESOLVED, in consideration of mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	Amendment of the Warrants; Exercise of Warrants and PIPE.

(a) Subject to the satisfaction (or waiver) of the closing conditions set forth in Section 10 hereof, upon the Closing (as herein defined) the Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants will be amended as set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto, respectively (the “Amended Series A Warrants,” the “Amended Series C Warrants,” the “Amended Series D Warrants” and the “Amended Series E Warrants,” respectively, and collectively the “Amended Warrants”).

(b) Following the Closing, the Holder shall have the right to exercise the Amended Warrants based on the amended terms without having received a new certificate evidencing such Amended Warrants.

(c) Before or simultaneous with the execution hereof, the Holders and the Other Holders shall have delivered to the Company duly executed irrevocable notices of exercise, in the form attached hereto as Exhibit C, for the exercise of an aggregate of 12.0 million Series C Warrants and Series C-1 Warrants, as applicable, at the exercise price of $0.50 per share. Subject to the satisfaction or waiver of the closing conditions set forth in Section 10(a) hereof, the exercise price for the warrants being exercised shall be delivered to the Company on the first business day after the date of the execution of this Agreement.

(d) Before or simultaneous with the execution hereof, investors in the PIPE (as such term is defined below) shall have delivered to the Company duly executed and acceptable irrevocable subscription agreements in an aggregate amount of at least $2.0 million in gross proceeds to the Company. The purchase price for the securities sold in the PIPE shall be delivered to the Company at or prior to the Closing.

2.	Closing. Upon the terms and subject to the conditions set forth herein, the closing of this Agreement and the exercise of the Series C Warrants and the Series C-1 Warrants contemplated in Section 1 (the “Closing”) will take place at 2:00 p.m., New York time, on the first business day after the satisfaction or waiver of the closing conditions set forth in Section 10 at Closing, at the offices of Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Blvd., Suite 2800, Tampa, Florida, unless this Agreement has been terminated pursuant to its terms or unless another time, date or place is agreed to in writing by the parties. The date on which the Closing occurs is referred to herein as the “Closing Date.”

3.	Issuance of Additional Shares and Warrants. Within three (3) Trading Days following the Closing Date, the Company shall issue and deliver to the Holders shares of Common Stock (the “Additional Shares”) and five-year warrants to purchase Common Stock, with an exercise price of $0.60 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof), in the form of Series F Warrants, attached hereto as Exhibit B and in such amounts as set forth next to the Holder’s name on Schedule I attached hereto (the “Additional Warrants,” and collectively with the Additional Shares, the “Additional Shares and Warrants”). In addition, within three (3) Trading Days following the Closing Date, the Company shall deliver to the Holder the Amended Series A Warrants, the Amended Series C Warrants, the Amended Series D Warrants and the Amended Series E Warrants. Following the Closing Date, the Holder shall deliver to the Company the outstanding Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants held by Holder.

4.	Legends.

(a) The Holder understands that the Additional Shares and Warrants are not, and will not be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such Additional Shares and Warrants shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(b) Certificates evidencing the Additional Shares and the shares underlying the Additional Warrants (the “Warrant Shares”) shall not contain any legend (including the legend set forth in Section 4(a) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Additional Shares or Warrant Shares pursuant to Rule 144, (iii) if such Additional Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Additional Shares and Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such Additional Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such Additional Shares or Warrant Shares (assuming a cashless exercise of the Additional Warrants with respect to the Warrant Shares), or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If all or any portion of an Additional Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Additional Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Additional Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Additional Shares and Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section 4(b), it will, no later than three (3) Trading Days following the delivery by a Holder to the Company or the transfer agent of a certificate representing Additional Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Additional Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder. “Delegend Date” means the earliest of the date that (a) a registration statement with respect to the Additional Shares and Warrant Shares has been declared effective by the Commission, (b) all of the Additional Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the six (6) month anniversary of the Closing Date provided that a Holder of Additional Shares or Warrant Shares is not an Affiliate of the Company, the Company is in compliance with the current public information required under Rule 144 (“Current Public Information Requirement”) and all of the Additional Shares and Warrant Shares may be sold pursuant to Rule 144 or an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions; provided, further, however, that if the Company fails to comply with the Current Public Information Requirement at any time following the six (6) month anniversary of the Closing Date and the one (1) year anniversary of the Closing Date, the Company shall promptly provide notice to the Holder and the Holder undertakes not to sell any of the Additional Shares and the Additional Warrants pursuant to Rule 144 until the Company notifies the Holder that it has regained compliance with the Current Public Information Requirement.

(c) In addition to such Holder’s other available remedies, the Company shall pay to a Holders, in cash, the greater of (A) as partial liquidated damages and not as a penalty, for each $1,000 of Additional Shares (based on the weighted average price of the shares on Common Stock on the date such securities are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 4(b), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after (x) the Legend Removal Date until such certificate is delivered without a legend or (y) the Company fails to Comply with the Current Public Information Requirement, and (B) if either (i) the Company fails to issue and deliver (or cause to be delivered) to a Holder by the Legend Removal Date the Additional Shares or the Warrant Shares so delivered to the Company by such Holder electronically without any restrictive and other legends by crediting such aggregate number of shares to such Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian System, or (ii) after the Legend Removal Date such Holder purchases (in an open market transaction or otherwise) shares to deliver in satisfaction of a sale by such Holder of all or any portion of the number of Additional Shares and Warrant Shares, or a sale of a number of Shares and

Warrant Shares equal to all or any portion of the number of Shares and Warrant Shares that such Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Additional Shares and Warrant Shares that the Company was required to deliver to such Holder by the Legend Removal Date multiplied by (y) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by such Holder to the Company of the applicable Additional Shares and Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (c).

5.	Public Information. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Additional Shares and Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Additional Shares and Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate market price of such Holder’s Additional Shares and Warrant Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holders to transfer the Additional Shares and Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 5 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.	Representations and Warranties of the Company. The Company represents, warrants and covenants to the Holders as follows.

(a) Each of the Company and its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company to perform any of its obligations hereunder. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, (i) owns any of the capital stock or holds an equity or similar interest or (ii) controls or operates all or any part of the business, operations or administration of such Person. A “Subsidiary” means any Person (as defined in the Securities Purchase Agreement) in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing. As of the date of this Agreement, the Company has no Subsidiaries other than GeneMax Pharmaceuticals Inc.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to deliver the Amended Warrants and issue the Additional Shares and Warrants in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Amended Warrants and the Additional Shares and Warrants) have been duly authorized by the Company’s board of directors and (other than filings as may be required by applicable federal and state securities laws regarding the issuance of the Additional Shares and Warrants), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been and the other documents or instruments to be delivered on or prior to the Closing Date will be duly executed and delivered by the Company, and upon such execution will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The issuance of the Additional Shares and the Additional Warrants (and the shares issuable thereunder) have been duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof. The Company shall have reserved from its duly authorized capital stock as of the Closing Date number of shares underlying the Amended Warrants and the Additional Warrants (determined without taking into account any limitations on the exercise of the Amended Warrants and the Additional Warrants set forth therein). Upon exercise in accordance with the Amended Warrants or the Additional Warrants, the underlying shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Additional Shares and the Additional Warrants (including the shares issuable thereunder) are exempt from registration pursuant to Section 4(a)(2) of the 1933 Act.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of Additional Shares and the Additional Warrants (including the shares issuable thereunder) and the reservation for issuance of the Amended Warrants (including the shares issuable thereunder), the Additional Shares and the Additional Warrants (including the shares issuable thereunder) as contemplated under Section 6(c) above) will not (i) result in a violation of the Company’s articles of incorporation or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the principal market on which the Common Stock is quoted or traded and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal and state securities laws), any governmental entity or other self-regulatory organization or body or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(f) Schedule I shall include a complete and final list of all of the Amended Warrants and the Company shall not have entered into or otherwise agreed to any agreement, arrangement or understanding (including, without limitation, any purchase agreement, warrant amendment or other document) with, or issued securities to, or any Other Holders that would provide for different (disproportional or otherwise) rights or consideration than what is being offered to the Holders hereunder nor shall there any be any side or other letters, agreements or understandings with any Other Holder not provided for in this Agreement (adjusted ratably). The Company will file a supplement to the registration statements on Form S-1, Commission File Nos. 333-205757 and 333-196115 (as amended or supplemented by any prospectus supplement, including post effective amendments) immediately following the Effective Date to disclose the transactions contemplated hereby, and shall maintain the effectiveness of the registration statements and the availability of the prospectus included therein for the resale of the shares underlying the Amended Series A Warrants, Amended Series C Warrants, Amended Series D Warrants and Amended Series E Warrants. The Company shall use its best efforts to cause such registration statements to remain available to the Holder following the date hereof.

(g) Except as set forth in Schedule 6(g) hereof, the Company is not now, and following the Closing Date will not be, liable for any brokerage, finder’s or solicitation fees or commissions with respect to the transactions contemplated by this Agreement.

(h) Except as set forth in Schedule 6(h) hereof, immediately after the consummation of the transactions contemplated by this Agreement, the Company shall have no outstanding financial instruments that must be accounted for as derivative liabilities on its balance sheets having a value in an aggregate amount that exceed $50,000.

(i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, except as set forth in Schedule 6(i) hereof, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which 71,416,267 shares are issued and outstanding and 68,403,289 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock (other than the securities issued in connection with the PIPE) and (ii) 5,000,000 shares of preferred stock, of which, (A) 1,250,000 shares have been designated as Series A Preferred Stock, no such shares being issued and outstanding, and (B) 1,500,000 shares have been designated as Series B Preferred Stock, no such shares being issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. 21,123,675 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “Affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “Affiliates” without conceding that any such Persons are “Affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary and, except as set forth in Schedule 6(j) hereof, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the Company or Company’s Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of the Company’s Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries with an aggregate value that exceed $50,000. Except as set forth in the SEC Documents, (A) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (B) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act, except as set forth in Schedule 6(j) hereto; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) except as set forth in Schedule 6(j) hereto, there are no securities or instruments containing anti-dilution or similar provisions in an aggregate amount that exceed $50,000 that will be triggered by the issuance of the Securities; (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The SEC Documents contain true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof, and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(k) After giving effect to the transactions contemplated by this Agreement, the Company has sufficient authorized shares of Common Stock to issue upon the conversion of all outstanding shares of the Company’s convertible securities, and the exercise of all Amended Warrants and the Additional Warrants and all outstanding warrants as of the date hereof.

7.	Representations and Warranties of the Holders. Each Holder represents, warrants and covenants to the Company as follows:

(a) The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full capacity, right, corporate, partnership, limited liability company or similar power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The Holder is acquiring the Additional Shares and Warrants hereunder as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Additional Shares and Warrants (this representation and warranty not limiting the Holder’s right to sell the Additional Shares and Warrants in compliance with applicable federal and state securities laws). The Holder is acquiring the Additional Shares and Warrants hereunder in the ordinary course of its business.

(c) The Holder understands that the Additional Shares and Warrants are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Holder contained in this Agreement in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Additional Shares and Warrants.

(d) The Holder understands that its investment in the securities of the Company hereunder involves a significant degree of risk, and the Holder has full cognizance of and understands all of the risk factors related to its purchase of the Additional Shares and Warrants, including, but not limited to, those risk factors including in the SEC Documents. The Holder understands that no representation is being made as to the future value of the Additional Shares and Warrants.

(e) At the time the Holder was offered the Shares hereunder, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(f) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Additional Shares and Warrants, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Additional Shares and Warrants and, at the present time, is able to afford a complete loss of such investment.

(g) The Holder owns (i) a number of Series A Warrants, Series D Warrants and Series E Warrants equal to the number of Amended Series A Warrants, Amended Series D Warrants and Amended Series E Warrants reflected on Schedule I attached hereto, and (ii) a number of Series C Warrants equal to the aggregate number of Amended Series C Warrants, if any, and Series C Warrants being exercised simultaneous herewith, both as reflected on Schedule I attached hereto.

The representations and warranties of the Holder shall in no way limit or modify the representations and warranties of the Company set forth in Section 5.

8.	Further Covenants. The Company hereby covenants and agrees that:

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day following the execution of this Agreement by the Company and the Holders, the Company shall file a Current Report on Form 8-K, including the form of this Agreement and all exhibits to this Agreement as exhibits thereto (the “8-K Filing”), with the Commission in the form required by the Securities Exchange Act of 1934, as amended (the “1934 Act”). From and after the 8-K Filing, the Company represents to the Holders that it shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Holders or any of their Affiliates on the other hand, shall terminate.

(b) Following the consummation of the transactions contemplated by this Agreement and the Company’s raising a minimum of $2.0 million in gross proceeds in the concurrent PIPE offering being conducted by Katalyst Securities LLC and GP Nurmenkari, Inc. (the “PIPE”), the Company shall use its best efforts to have its Common Stock approved for listing on the NASDAQ Capital Market.

(c) No later than the sixth trading day following the Closing Date, the Company (A) shall have its Board of Directors adopt the appropriate resolutions to effect a reverse stock split of the shares of common stock of the Company, in such ratio as shall be determined by the Board of Directors of the Company (the “Reverse Stock Split”), so that the bid price of the common stock of the Company will comply with the NASDAQ Capital Market’s minimum bid price requirement for initial listing at the effective time of the Reverse Stock Split, and (B) shall submit to the Financial Industry Regulatory Authority, Inc. (FINRA) an application to effect the Reverse Stock Split no later than 40 days following the Closing Date. The Holder acknowledges that the Company will need to effect the Reverse Stock Split in order to list its Common Stock on the NASDAQ Capital Market.

(d) Following the Reverse Stock Split, based on the various ratios indicated in the table below (without taking into account additional new stockholders who participated in the PIPE), the Company expects to have such number of Round Lot Holders (as such term is defined by NASDAQ) as indicated in the table below:

Ratio	Round Lot Holders

1-for-5	3,193

1-for-10	2,749

1-for-15	2,050

1-for-20	2,050

1-for-25	1,656

(e) Based on the budget which was provided by the Company to NASDAQ in connection with its initial listing application, the Company needs approximately $9,246,461 in working capital to fund its current level of operations and expenditures pursuant to its business plan for at least from August 1, 2016 through December 31, 2017.

[(f) [TO BE ADDED TO IROQUOIS AGREEMENT ONLY]As promptly as practicable following the execution of this Agreement, the Board of Directors of the Company shall take all necessary actions to appoint Mr. Joshua Silverman as a member of the Board of Directors, provided that pursuant to the Company’s background check, none of the events enumerated in Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended, are applicable to Mr. Silverman.]

9.

Leak-Out Restrictions. Each of the Holders agrees that for a period commencing on the date hereof and ending three (3) Trading Days following the listing of the Common Stock on the NASDAQ Capital Market (the “Leak-Out Period”), the Holder agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act) of such holder which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the securities issuable hereunder, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), not to sell, dispose or otherwise transfer shares of Common Stock on any Trading Day during the Leak-Out Period and further agrees, on behalf of itself and each Trading Affiliates, that for a period commencing on the date following the expiration of the Leak-Out Period and ending 30 Trading Days thereafter, it will not sell, dispose or otherwise transfer shares of Common Stock which represent more than five percent (5%) of the Company’s daily trading volume; provided, however, that these trading restrictions shall not apply to any sale, disposal or other transfer at a price at or greater than $0.75 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof). As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading and “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Stock Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). It is hereby agreed between the parties that the restrictions contained in this Section 9 shall be terminated if the NASDAQ Stock Market LLC does not approve the Company’s application for initial listing of its Common Stock on the NASDAQ Capital Market by October 30, 2016.

10.	Closing Conditions.

(a)	Holder’s Closing Conditions. Each Holder’s obligations to consummate the transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Holder, of the following conditions:

(1)	the Company shall have executed and delivered to each of the Holders this Agreement;

(2)	a legal opinion of the Company’s counsel, in form and substance reasonably satisfactory to the Holders, shall have been delivered to each of the Holders;

(3)	a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of the Additional Shares, registered in the name of the Holders in accordance with Schedule I hereto, shall have been delivered to the Holders;

(4)	Series F Warrants, in the form attached hereto as Exhibit B, registered in the name of each of the Holders in accordance with Schedule I hereto and executed by the Company, with an exercise price equal to $0.60, subject to adjustment therein shall have been electronically delivered to the Holders (such Warrant certificate shall be delivered physically to the Holder within three (3) Trading Days of the Closing Date);

(5)

Amended Series A Warrants, Amended Series C Warrants, Amended Series D Warrants and Amended Series E Warrants, in the forms attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, respectively, registered in the name of each of the Holders in accordance with Schedule I hereto and executed by the Company , shall have been electronically delivered to the Holders (such warrant certificates shall be delivered physically to the Holder within three (3) Trading Days of the Closing Date);

(6)	the registration statements on Form S-1, Commission File Nos. 333-205757 and 333-196115 (as amended or supplemented by any prospectus supplement, including post effective amendments) shall remain effective and available for the resale of the shares underlying the Amended Series A Warrants, Amended Series C Warrants and Amended Series D Warrants and Amended Series E Warrants immediately following the Closing Date;

(7)	the accuracy in all material respects (or to the extent representations or warranties are qualified by materiality or material adverse effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be true and correct as of such date);

(8)	each of the Other Holders shall have executed and delivered to the Company an agreement, in the form substantially identical to this Agreement;

(9)	the Company shall have raised at least $2.0 million in gross proceeds in the PIPE; and

(10)	the Holders and the Other Holders shall have exercised an aggregate of 12 million series C Warrants and Series C-1 Warrants, at the exercise price of $0.50 per share.

(b)	Company Closing Conditions. The Company’s obligation to consummate the transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Company, of the following conditions:

(1)	each Holder shall have executed and delivered to the Company this Agreement;

(2)	each of the Other Holders (other than Eastern Capital Limited) shall have executed and delivered to the Company an agreement, in the form substantially identical to this Agreement;

(3)	Eastern Capital Limited shall have entered into an agreement in the form substantially identical to this Agreement providing for the same modifications to the Series A-1 Warrants, Series C-1 Warrants, Series D-1 Warrants and Series E-1 Warrants held by it; and

(4)

the Holders and the Other Holders shall have exercised an aggregate of 12.0 million Series C Warrants and Series C-1 Warrants, as applicable, at the exercise price of $0.50 per share, and the exercise price shall be delivered in accordance with the exercise notices to (i) the Company or (ii) Delaware Trust Company, to be held pursuant to the Escrow Agreement, dated July 19, 2016, as amended by the First Amendment dated July 29, 2016, by and among the Company, Delaware Trust Company, Katalyst Securities, LLC and GP Nurmenkari Inc., on or prior to the business day following the date of exercise.

11.	Taxes. Each Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Each Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Each Holder understands that it (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of the transactions contemplated by this Agreement, but the Company shall be responsible for any transfer taxes in connection with the amendment of the Amended Warrants (and the issuance of any shares issuable thereunder) and the issuance of the Additional Shares and the Additional Warrants (and any shares issuable thereunder).

12.	Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other transaction documents and the schedules and exhibits attached hereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holders, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other transaction documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, except as specifically set forth herein, nothing contained in this Agreement or any other transaction document shall (or shall be deemed to) (i) have any effect on any agreements a Holder has entered into with, or any instruments a Holder has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Holder in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to a Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and a Holder, or any instruments such Holder received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor a Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. As a material inducement for each Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Holder, any of its advisors or any of its representatives shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement and (ii) unless a provision of this Agreement is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect a Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows.

If to the Holders at the last address on record with the Company:

If to the Company at:

50 N. Laura Street, Suite 2500

Jacksonville, Florida

Attention: Chief Executive Officer

Phone: 904-516-5436

Email: gwilson@tapimmune.com

with a copy to:

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

Attention: Mark A. Catchur, Esq.

Phone: 813-229-7600

Fax: 813-229-1660

Email: mcatchur@slk-law.com

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any assignee of any of the securities issuable hereunder. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder. Provided a Holder provides the Company with written notice thereof, a Holder may assign some or all of its rights hereunder in connection with any transfer of any of the securities issuable hereunder without the consent of the Company, in which event such assignee shall be deemed to be a holder hereunder with respect to such assigned rights, provided such assignment is in compliance with applicable securities laws.

(h) Expenses. The Company shall pay the legal fees in connection with the transactions contemplated hereby as set forth in Schedule 12(h) hereto.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations, warranties, agreements and covenants shall survive the Effective Date.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(m) Independent Nature of Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any Other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any Other Holder under this Agreement. Nothing contained herein or in the Securities Purchase Agreement or in any other transaction documents relating hereto and thereto, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Securities Purchase Agreement or the transaction documents relating thereto, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement, the Securities Purchase Agreement or the transaction documents relating hereto or thereto. The decision of each Holder to enter into this Agreement and to effectuate the transactions contemplated by this Agreement has been made by such Holder independently of any Other Holder. Each Holder acknowledges that no Other Holder has acted as agent for such Holder in connection with such Holder making its decision to enter into this Agreement or effectuating the transactions contemplated hereby and hereunder and that no Other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Securities or enforcing its rights under this Agreement, the Securities Purchase Agreement or the transaction documents relating thereto. The Company and each Holder confirms that each Holder has independently participated with the Company in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other transaction document, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated herein and hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement and the transaction documents relating thereto is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

[The next pages are the signature pages]

IN WITNESS WHEREOF, the undersigned have executed this Warrant Amendment Agreement as of the date first written above.

COMPANY:

TAPIMMUNE INC.

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

[Signature Page - Warrant Amendment Agreement]

EXHIBIT A-1

Amended Series A Warrants

EXHIBIT A-2

Amended Series C Warrants

EXHIBIT A-3

Amended Series D Warrants

EXHIBIT A-4

Amended Series E Warrants

EXHIBIT B

Form of Series F Warrants

Schedule I1/

Holder	Number of Series C Warrants Being Exercised	Number of Additional Shares	Number of Series F Warrants	Number of Amended Series A Warrants	Number of Amended Series C Warrants	Number of Amended Series D Warrants	Number of Amended Series E Warrants

1/	NTD: each investor group will have a separate agreement with the company and therefore Schedule I will only include information regarding such investor group’s entities.

EXHIBIT C

EXERCISE NOTICE

TAPIMMUNE INC.

The undersigned holder (the “Holder”) hereby exercises the right to purchase                  shares of common stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), pursuant to that certain Series C Warrant originally issued on January 12, 2015, as amended (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

In consideration of the Company entering into that certain Warrant Amendment Agreement of even date herewith with the Holder (the “Warrant Amendment Agreement”) and subject to the satisfaction or waiver by Holder of the conditions set forth in Section 10(a) of the Warrant Amendment Agreement, the Holder agrees to pay the aggregate exercise price in the sum of $         to the Company in accordance with the terms of the Warrant not later than 2 p.m. on the first business day hereafter in cash or via wire transfer of immediately available funds.

The Holder acknowledges that the Company will enter into other agreements with other third parties and incur substantial obligations thereunder in reliance upon the Holder’s execution of this exercise notice, and agrees that the exercise of the Warrant for the number of Warrant Shares set forth above upon the terms set forth herein shall be irrevocable.

The Company shall deliver to the Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to the undersigned holder, or for its benefit, to the following address:

Date:	August , 2016

Name of Registered Holder

By:
Name:
Title:

Account
Number:

(if shares are delivered by electronic book entry transfer)

Transaction Code

Number:

(if shares are delivered by electronic book entry transfer)

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